EXHIBIT 10.20

                              Employment Agreement

This employment agreement (the "Agreement") is made and entered into as of the 5th day of June 2017 (the "Effective Date"), by and between Newgioco Group, Inc., an Ontario corporation having an address at Suite 701 - 130 Adelaide St. W., Toronto, ON M5H 2K4 (the "Corporation") and Donal Carroll (the "Employee"), having an address at ***********, Toronto, ON ****** (the Employee and the Corporation are collectively referred to as the "Parties").

WITNESSETH:

WHEREAS, the Corporation is engaged in the business of owning and operating online and offline leisure betting stores and agencies; and

WHEREAS, the Employee has represented that he has the experience, background and expertise necessary to enable him to perform the duties and services hereinafter set forth for the Corporation; and

WHEREAS, the Employee is considered by the Corporation to be a key employee providing valuable services to the Corporation; and

WHEREAS, based on such representation, and the Corporation's reasonable due diligence, the Corporation wishes to employ the Employee as its Chief Financial Officer and in such other capacities as mutually agreed to by the Corporation and the Employee, and the Employee wishes to be so employed, in each case, upon the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the Parties agree as follows:


  1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

  1.1 "Affiliate" means any Person controlling, controlled by or under common control with the Corporation.

  1.2     "Board" means the Board of Directors of the Corporation.

  1.3     "Change of Control" means:

          (i) any change in the holding or possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise of the Corporation as a result of which a person, or group of persons acting jointly or in concert within the meaning of the Securities and Exchange Act of 1934; or
          (ii) the sale or lease to a person, or group of persons acting jointly or in concert within the meaning of the Securities and Exchange Act of 1934, of (a) assets which aggregate more than 50% of the assets (measured by fair market value) of the Corporation or (b) assets which generated during the Corporation's last completed fiscal year or are expected to generate during the Corporation's current fiscal year more than 50% of the operating income or cash flow of the Corporation.


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  1.4     "Person(s)" means any individual or entity of any kind or nature, including any other person as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, and as used in Sections 13(d) and 14(d) thereof.


  2.      Employment

  2.1 Agreement to Employ. Effective as of the Effective Date, the Corporation hereby agrees to employ the Employee in the position of Chief Financial Officer subject to the terms and conditions set out in this Agreement, and the Employee hereby confirms his acceptance of the same.

  2.2 Duties. As detailed in Section 3, the Employee will perform the duties of his position and those which, from time to time, may be assigned to him by the Corporation, acting reasonably and consistent with the role of Chief Financial Officer.

          The Employee will report to the Chief Executive Officer. The Employee's compensation and performance will be reviewed annually.

  2.3 Commencement and Term. The employment of the Employee shall commence on June 5, 2017 (the "Commencement Date") and shall continue indefinitely, subject to termination pursuant to the provisions of this Agreement.


  3.      Duties and Conditions of Employment

  3.1 Responsibilities. The Employee's position with the Corporation, the job description and duties and responsibilities of the role are detailed in Schedule "A" attached to this Agreement. During the term of this Agreement the Employee shall, subject to the overall direction and control of the Chief Executive Officer:

          (i) diligently and faithfully serve the Corporation and carry out those responsibilities as are necessary to perform the functions and responsibilities associated with the position of Chief Financial Officer of the Corporation and detailed in Schedule A of this employment agreement,
          (ii) comply with the standards, procedures, directions and regulations set out by the Corporation; and
          (iii) take the utmost care to promote the Corporation's interests and goodwill.

  3.2 Acknowledgements. The Employee acknowledges that he is a fiduciary of the Corporation and agrees to be found by his fiduciary obligations during his employment and following the termination of his employment for any reason. The Employee's fiduciary duties shall be supplemental to any other obligations he has under this Agreement.

  3.3 Place of Employment. The Employee shall serve his duties in Ontario, Canada and expressly agrees that the Corporation does not currently participate in statutory employer programs, including, but not limited to Canadian federal and provincial employee deductions, health programs and pension plans.




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  3.4     Representations.  The Employee represents and warrants to the
          Corporation that:

          (i) there exists no written agreement or contract which restricts him from (i) being employed by the Corporation; or (ii) from performing the duties assigned to him pursuant to this Agreement,
          (ii) in the performance of his duties for the Corporation, he shall not improperly bring to the Corporation or use any trade secrets, confidential information or other proprietary information of any third party; and
          (iii) he will not infringe the intellectual property rights of any third party.


  4.      Compensation, Benefits and Expenses

  4.1 Salary. The compensation payable to the Employee for his services hereunder is set forth in Schedule "B" attached to this Agreement.

  4.2 Review. The Employee's base salary will be reviewed by the Corporation on an annual basis at the end of the calendar year, and the Corporation or the Board of Directors of the Corporation will, in its sole discretion, make, and confirm in writing, any increases in the Employee's salary.

  4.3 Equipment. The Corporation will provide the Employee with certain equipment, such as a laptop or printer, for the Employee's use. Such equipment shall be the property of the Corporation.

  4.4 Employee Benefits. The Employee shall be entitled to participate in any and all employee benefits plans offered or that may be in effect from time to time by the Corporation to its employees, subject to the terms and conditions of such employee benefit plans, as may be amended by the Corporation at its sole discretion from time to time. The Employee's entitlement to participate in the benefit plans will commence immediately following his Commencement Date subject to any probationary period required under such plan.

  4.5 Vacation. The Employee shall be entitled to five (5) weeks' vacation in each calendar year (pro-rated for part years of employment). The timing of any vacation shall be mutually agreed upon by the Employee and the Corporation.

          The Corporation expects the employee to monitor his paid time away from work and ensure that it is within the approved allotments and in accordance with the Corporation's policy. If you exceed your allotments for paid time away from work, the Corporation reserves the right to periodically reclaim any amounts to cover such time from the Employee's pay.

  4.6 Holidays. The Employee shall be entitled to all statutory holidays and any statutory holiday pay calculated in accordance with the Employment Standards Act, 2000 (Ontario), in effect in the Province of Ontario or the minimum requirements of such other legislation as may then be applicable.

  4.7 Shares of Common Stock Issued for Compensation. Any Shares of Common Stock that may be issued pursuant to this Agreement are intended to be exempt from the registration requirements of the Securities Act of

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          1933, as amended (the "Securities Act"), pursuant to Regulation D and shall bear a "restricted legend." In connection with the Employee's acquisition of Shares, the Employee represents and warrants to the Corporation that (i) the Employee will not sell or otherwise transfer the Shares during the period in which they are subject to forfeiture and without registration under the Securities Act or an exemption therefrom; (ii) the Employee has such knowledge and experience in financial and business matters that the Employee is capable of evaluating the merits and risks of the Employee's investment in the Shares and is able to bear such risks; (iii) the Employee is acquiring the Shares for the Employee's own account, for investment purposes only and not with a view to distribute or resell such securities in whole or in part. The Employee shall also complete and execute the investor questionnaire attached hereto as Schedule C simultaneously with the execution of this Agreement. The Corporation hereby warrants and represents that the Shares when issued will be duly authorized and validly issued, fully paid and nonassessable.


  5.      Termination

  5.1 For cause. The Corporation may terminate the Employee's employment, without notice or pay in lieu thereof, at any time for just cause.

          Just cause includes, but is not limited to:

          (i) any wilful breach, habitual neglect or demonstrated failure by the Employee in his performance of the duties required under this Agreement in a competent and professional manner;
          (ii) commission, by the Employee, of any act of gross negligence or misconduct;
          (iii)  dishonesty, fraud, or any act of moral turpitude;
          (iv) being in a conflict of interest, failing to honour his fiduciary or loyalty duties to the Corporation (including the duty to act in the best interests of the Corporation), and refusal to obey reasonable and appropriate directions and instructions of the Corporation or the Chief Executive Officer;
          (v) the Employee's conviction of, guilty or no contest plea to, or confession of guilt to a criminal, provincial or regulatory offence directly or indirectly relevant to the duties of his employment or that would, in the Corporation's sole judgment acting reasonably, impact negatively upon the Business or public image of the Corporation;
          (vi)   the Employee's breach of Subsection 3.4 of this Agreement; and
          (vii) any act or omission amounting to just cause as defined by the common law.

  5.2 Effect of Termination for just cause. In the event that the Employee's employment is terminated for just cause, the Corporation shall pay the Employee's base salary earned by the employee up to the date of termination of employment.

  5.3 Without Cause. The Corporation may terminate the Employee's employment at any time without just cause by providing the Employee with Six (6) months' Compensation in lieu of notice of termination of employment if termination occurs within Twelve (12) months of the Commencement Date or, Six (6) months' Compensation plus One (1) additional months' Compensation each complete year of service in lieu of notice of termination of employment if termination occurs after


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          Twelve (12) months from the Commencement Date to a combined maximum of
          Eighteen (18) months' Compensation. "Compensation" for the purposes of this Section means base salary plus bonus actually earned for the bonus year last completed prior to termination. Any money paid as part of a separation package will be subject to the deductions and withholdings required by law. The right to receive bonus payments will not extend beyond the date of termination of employment regardless of whether or not the Employee is entitled to notice of termination of employment pursuant to statue, an employment contract the common law or an order of a court or tribunal. No further Common Stock or Options shall be granted subsequent to the date of termination of the Employee's employment. The Employee may exercise Options to the extent such Options are exercisable in accordance with the Corporation's Equity Incentive Plan. In no event shall the separation package be less than the minimum pay in lieu of notice of termination and severance pay (if applicable) required by the Employment Standards Act, 2000 (Ontario).

  5.4 Termination by Employee. The Employee may terminate the Employee's employment with the Corporation upon giving the Corporation three (3) weeks written notice. The Corporation may, at its option, elect to terminate the employment of the Employee prior to the expiry of the three-week notice period. If the Corporation does make such an election, the Corporation shall pay to the Employee the Base Salary that the Employee would have earned if the Employee had worked the Employee's regular hours of work for the balance of the three-week notice period.

  5.5 Return of property. Upon any termination of the Employee's employment under this Agreement, the Employee shall immediately deliver and return to the Corporation any and all property of the Corporation in the possession or control of the Employee.

  5.6 Surviving Conditions. Notwithstanding any termination of the Employee's employment with the Corporation for any reason, the provisions of Article 6 of this Agreement shall continue in full force and effect following such termination of employment.


  6.      Trade Secrets, Confidentiality, Non-Solicitation and Non-Competition

  6.1     Trade Secrets.  The Employee acknowledges and agrees that:

          (i) in the course of performing his duties and responsibilities, he will have access to and will be entrusted with Confidential Information (as defined below), the disclosure of which to competitors of the Corporation or to the general public, or the use of same by the Employee or any competitor thereof, would be highly detrimental to the interests of the Corporation;
          (ii) the Employee shall not, either during the term of this Agreement and following the termination of the Agreement, directly or indirectly, disclose to any person or in any way make use of (other than for the benefit of the Corporation), in any manner, any Confidential Information, provided that such Confidential Information shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Employee.




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  6.2     Inventions and Patents.  The Corporation shall be entitled to the benefit and exclusive ownership of any inventions or improvements in products, processes, or other things that may be made or discovered by the Employee while he is in the service of the Corporation, and all patents, copyrights, trade marks and other intellectual property for the same.

  6.3 Confidentiality. Confidential Information means information, whether or not originated by the Employee, that relates to the business or affairs of the Corporation and its affiliates, their clients or suppliers and is confidential or proprietary to the Corporation, their affiliates or their clients or suppliers. Confidential information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing or designated or marked as confidential):

          (i) work product resulting from or related to work or projects performed or to be performed by the Corporation;
          (ii) information relating to any discoveries, know how, inventions, designs, works of authorship, ideas, contributions, developments, processes, compositions, techniques or any improvements thereof and legally recognized proprietary rights prior to any public disclosure thereof, including by not limited to information regarding acquiring, protecting, enforcing and licensing proprietary rights (including patents, copyrights and trade secrets);
          (iii) internal Corporation personnel and financial information, vendor names and other vendor information, purchasing and internal cost information, internal services and operational manuals;
          (iv) marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of the Corporation which have been or are being discussed, customer names and customer information;
          (v) contracts and their contents, client services, data provided by clients and the type, quantity and specifications of products and services purchased, leased, licensed or received by clients of the Corporation; and
          (vi) all confidential information of the Corporation which becomes known to the Employee as a result of employment with the Corporation, which the Employee, acting reasonably, believes is confidential information of the Corporation or which the Corporation takes measures to protect, provided that the Employee is aware or aught to be aware of such measures.

  6.4     Confidential information does not include:

          (i) the general skills, general knowledge and experience gained during the Employee's employment;
          (ii)   information publicly known without breach of this Agreement; or
          (iii) information, the public disclosure of which is required to be made by any law, regulation, government authority or court (to the extent of the requirement), provided that before disclosure is made, notice of the requirement is provided to the Corporation where it is within the Employee's control to provide such notice, and to the extent possible in the circumstances, the Corporation is afforded an opportunity to dispute the requirement.
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  6.5     Non-compete.  During the Term of the Agreement and, for a period of twenty-four (24) months immediately following the termination of the Employee's employment with the Corporation, Employee shall not: compete, or participate as a shareholder, director, officer, partner (limited or general), trustee, holder of a beneficial interest, employee, agent of or representative in any business competing directly with the Companies without the prior written consent of the Corporation or its affiliates, which may be withheld in the Corporation's sole discretion; provided, however, that nothing contained herein shall be construed to limit or prevent the purchase or beneficial ownership by Employee of less than five percent of any security registered under Section 12 or 15 of the Securities Exchange Act of 1934;

  6.6 Non-solicitation. The Employee shall not, either during the term of this Agreement and for a period of Twenty-four (24) months after the date of termination, for whatever reason and with or without just cause: either individually or in conjunction with any person, Corporation or other legal entity, in any manner whatsoever, solicit, directly or indirectly, for his own account or on behalf of anyone competing or endeavouring to compete with the Corporation, any customer or client of the Corporation or who was a customer or client of the Corporation or that was pursued as a prospective client by the Employee on behalf of the Corporation. The Employee further agrees that he shall not, during the same time, directly or indirectly solicit or induce any person employed by the Corporation to leave such employment. The Employee acknowledges and agrees that the agreements and covenants contained is this Section are essential to protect the Business of the Corporation;

  6.7 Assurances. Employee expressly acknowledges that all of the provisions of this Section 6 of this Agreement have been bargained for and Employee's agreement hereto is an integral part of the consideration to be rendered by the Employee which justifies the rate and extent of the compensation provided for hereunder, further, the employee acknowledges and agrees that the agreements and covenants contained in this Section are essential to protect the business of the Corporation and:

          (i) that if it is determined that the Employee has breached a term of this Section, the Employee shall indemnify the Corporation against all losses, damages, liabilities and expenses (including legal fees and any recruitment fees for any replacement employee or individual working on contract), related to or arising out of or in connection with such breach; and
          (ii) notwithstanding the provision of (a) above, a breach by the Employee of the covenants in this Section could result in irreparable loss to the Corporation and consequently, if the Employee breaches any of such provisions, the Corporation shall have, in addition to and not in lieu of, any other rights and remedies available to them under law or in equity (including pursuant to (a) above), the right to obtain injunctive relief to restrain any such breach or threatened breach and to have the provisions of this Section specifically enforced by any court of competent jurisdiction.


  7.      General

  7.1     Further Assurances.  Each Party from time to time at the request of
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          the other Parties and without further consideration shall execute any other documents and take any further actions as the requesting Party may reasonably require to more effectively complete any matter provided for in this Agreement.

  7.2 Indemnification. The Corporation and each of its subsidiaries shall, to the maximum extent provided under applicable law, indemnify and hold the Employee harmless from and against any expenses, including reasonable attorney's fees, judgments, fines, settlements and other legally permissible amounts ("Losses"), incurred in connection with any proceeding arising out of, or related to, Employee's employment by the Corporation, other than any such Losses incurred as a result of the Employee's negligence or willful misconduct. The Corporation shall, or shall cause a subsidiary thereof to, advance to the Employee any expenses, including attorney's fees and costs of settlement, incurred in defending any such proceeding to the maximum extent permitted by applicable law. Such costs and expenses incurred by the Employee in defense of any such proceeding shall be paid by the Corporation or applicable subsidiary in advance of the final disposition of such proceeding promptly upon receipt by the Corporation of (a) written request for payment; (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (c) an undertaking adequate under applicable law made by or on behalf of the Employee to repay the amounts so advanced if it shall ultimately be determined pursuant to any non-appealable judgment or settlement that the Employee is not entitled to be indemnified by the Corporation or any subsidiary thereof.

  7.3 Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other Party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Employee:
                              Donal Carroll
          Address:            ***********
                              Toronto, Ontario, Canada ******

          If to the Corporation:
                              Newgioco Group, Inc.
          Address:            130 Adelaide Street West, Suite 701
                              Toronto, Ontario, Canada M5H 2K4

          or to such other address as either Party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

  7.4 Withholding. The Corporation may withhold from any amounts payable under the Agreement, such federal, state and local income, unemployment, social security and similar employment related taxes and similar employment related withholdings as shall be required to be withheld pursuant to any applicable law or regulation.

  7.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior representations, understandings, warranties, covenants and agreements with respect to the subject matter of this Agreement. There are no oral representations or warranties among the parties of any kind respecting the subject matter of this Agreement on which the Employee, and the Corporation rely in entering into this Agreement.
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  7.6     Amendments.  This Agreement may not be amended or modified otherwise except by a written agreement executed by all the Parties hereto or their respective successors or legal representatives.

  7.7 Legislative Compliance. It is the Parties' mutual intent that this Agreement shall, and shall be interpreted so as to, comply with all applicable legislation governing employment and labour standards. Should any term of this Agreement fail to meet any applicable legislated standard, then the common law shall govern.

  7.8 Applicable Law and Attornment. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario exclusively and shall be treated in all respects as an Ontario contract. Each Party shall attorn to the exclusive jurisdiction of the courts of Ontario for the settlement of any dispute arising out of this Agreement.

  7.9 Severability. Any covenant or provision in this Agreement determined to be illegal or unenforceable, in whole or in part, shall be deemed not to affect or impair the validity of any other covenant or provision of this Agreement and the covenants and provisions are declared to be separate and distinct. Any term determined to be illegal or unenforceable shall be severed from this Agreement to the extent of such illegality or unenforceability without affecting the remaining terms of this Agreement

  7.10 Successors and Assigns. The Employee may not assign any of his rights or obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and legal or personal representatives of the Employee upon the successors and assigns of the Corporation.

  7.11 Survival. The provisions of this Agreement, which by their nature, extend beyond the term of this Agreement shall survive any termination of this Agreement.

  7.12 Waiver. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.

  7.13 Legal Advice. The Employee hereby represents and warrants to the Corporation and acknowledges and agrees that he has had the opportunity to seek independent legal advice prior to the execution and delivery of this Agreement.


                             (Signature Page Follows)














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This Agreement constitutes the entire Employment Agreement and there are no other verbal or written agreements or statements.

I have read, understood and accept the terms and conditions of this Agreement.

DATED at Toronto, Ontario, as of June 15, 2017.

EMPLOYEE                                     WITNESSED BY


/s/ Donal Carroll                            /s/ Julia Lesnykh
___________________________________          ___________________________________
Name: Donal Carroll                          Name:



NEWGIOCO GROUP



By: /s/ Michele Ciavarella
    ________________________________
Name:	Michele Ciavarella
Title:	Chief Executive Officer





































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                                   Schedule "A"

Title:          Chief Financial Officer

Reporting to:   Chief Executive Officer

Primary Duties of the Chief Financial Officer:

  a.    provide financial leadership to manage the Corporation and its subsidiaries in the best interests of the Corporation;
  b.    serve as the Corporation's liaison to analysts and financial rating agencies;
  c.    communicate in a timely fashion with the Audit Committee, and the Board on material financial and accounting matters affecting the Corporation;
  d.    ensure the corporation maintains an appropriate capital structure to support its annual budget, and strategic plans;
  e.    ensure the Corporation and its subsidiaries have sufficient liquidity to implement the Corporation business plans;
  f.    provide general supervision and management of the day-to-day financial and accounting affairs of the Corporation within the guidelines established by the Board, consistent with decisions requiring prior approval of the Board and the Board's expectations of Management;
  g.    provide required regulatory certifications regarding the Corporation and its activities as required by applicable securities laws;
  h.    ensure appropriate financial, risk, accounting and auditing policies and procedure of the Corporation are developed, maintained, approved and disclosed, as appropriate;
  i.    with the CEO:
        (i)    provide leadership in setting and communicating the mission, vision, principles, values and strategic plan, in conjunction with the Board;
        (ii)   lead the growth of the Corporation's businesses in a profitable and sustainable manner;
        (iii)  ensure the development of an annual budget for the Corporation and recommend it to the Board for review and, in the Board's discretion, approval, and ensure the implementation of the budget;
        (iv)   provide the board assurance that the proper systems are in place to identify and manage business risks and that such risks are acceptable to the Corporation and are within the guidelines established by the Audit Committee and the Board;
        (v)    ensure the accuracy, completeness, integrity and appropriate disclosure of the Corporation's financial statements and other financial information through appropriate policies and
               procedures;
        (vi)   establish and maintain the Corporation's disclosure controls and procedures through appropriate policies and procedures;
        (vii)  as required by applicable law, establish and maintain the
               Corporation's internal controls over financial reporting through appropriate policies and procedures;
        (viii) ensure that the Corporation has complied with all regulatory requirements for the Corporation's financial information,
               reporting, disclosure requirements and, when applicable, internal controls over financial reporting;
  j.	with the Board, the CEO and other members of management, as needed, to ensure appropriate and timely disclosure of material information;
  k.	carry out any other appropriate duties and responsibilities assigned by the
        Board or the CEO.

                                   Schedule "B"

                                   Compensation


Base Salary:     Your monthly base salary shall be US$9,000 (gross) based on full-time active employment, and reviewable annually at the Corporation's discretion ("Base Salary"). Base Salary and other compensation paid to you will be subject to applicable statutory withholdings and payable in accordance with the Corporation's usual payroll practices.

Stock Warrants:  The Company shall grant to the Chief Financial Officer Warrants to purchase five hundred thousand (500,000) shares of the common stock of Newgioco Group, Inc (a Delaware corporation) at an exercise price of $1.00 per share (the "Warrant Award"). This Warrant Award is granted outside the 2016 Equity Incentive Plan of the Company adopted August 8, 2016 and shall vest on date of the employment commencement. The Warrant Award shall be further documented by a Warrant agreement in the form customarily used by the Company for Warrant awards, with all terms consistent with this Agreement. Further grants of shares or options will be decided on the basis of merit and Corporation performance.

Annual Bonus:    Shall be determined on an annual basis by the Compensation
                 Committee of the Board of Directors of Newgioco Group, Inc.
                 You will be eligible to receive an annual bonus as determined by the Compensation Committee based on merit, Corporation performance and other factors that may be determined from time to time and mutually agreed to between yourself and the Chief
                 Executive Officer. This bonus is not guaranteed, is paid only at the discretion of the Corporation, and the Corporation reserves the right to modify, suspend or discontinue such bonus at any time without any obligation to replace the bonus or to otherwise compensate you in respect thereof.

Expenses:        The Corporation shall reimburse you for all reasonable
                 business-related expenses incurred by you during your employment in the course of performing your duties, which are consistent with the Corporations' policies in effect from time to time, with respect to travel, entertainment and other business expenses.
















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                                   Schedule "C"

                        Accredited Investor Questionnaire

        TO BE COMPLETED BY SUBSCRIBERS UNDER ACCREDITED INVESTOR EXEMPTION
                       ACCREDITED INVESTOR CERTIFICATE

In connection with the purchase of Debentures of the Corporation by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Schedule D), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

    1. The Subscriber is resident in the jurisdiction as set forth on the face page of this Subscription Agreement or is subject to the securities laws of such jurisdiction;

    2. The Subscriber is purchasing the Debentures as principal for its own account or a fully managed account;

    3. The Subscriber is an "accredited investor" within the meaning of National Instrument 45 106 entitled "Prospectus Exemptions", section 73.3(2) of the Securities Act (Ontario) and the regulations promulgated thereunder, by virtue of satisfying the indicated criterion as set out in Appendix A to this Accredited Investor Certificate;

    4. The Subscriber was not created or used solely to purchase or hold securities as an "accredited investor" as described in paragraph (m) of the attached Appendix A of this Schedule A;

    5. Upon execution of this Schedule A by the Subscriber, this Schedule A shall be incorporated into and form a part of the Subscription Agreement; and

    6. The Subscriber acknowledges that he has requested and is satisfied that this Subscription Agreement and all documentation related thereto be drawn up in the English language. Le soussigne reconnait qu'il a exige que cette contrat d'abonnement ainsi que toutes les autres documents qui s'y rattachent soit redige et execute en anglais et s'en declare satisfait.

The foregoing representations and warranties are true an accurate as of the date of this certificate and will be true and accurate as of Closing Date. If any such representations and warranties shall not be true and accurate prior to Closing Date, the Subscriber shall give immediate written notice of such fact to the Corporation.

Dated:  _________________________________________,  2017.

______________________________
Print name of Subscriber

By: __________________________
        Signature

______________________________
Print name of Signatory (if different from Subscriber)

______________________________
Title
               IMPORTANT: PLEASE MARK THE CATEGORY OR CATEGORIES
               IN APPENDIX A ON THE NEXT PAGE THAT DESCRIBES YOU.

CONFIRMATION OF APPLICABLE PORTION OF ACCREDITED INVESTOR DEFINITION

NOTE: THE INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in section 1.1of the National Instrument 45 106, in the Province of Ontario in section 73.3(1) of the Securities Act (Ontario) and regulations promulgated thereunder, means:

  ____ (a) a Canadian financial institution, or an authorized foreign bank named in Schedule III of the Bank Act (Canada) (and, in Ontario, a
            Schedule I, II or III bank); or

  ____  (b) the Business Development Bank of Canada incorporated under the
            Business Development Bank of Canada Act (Canada); or

  ____ (c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by Directors of that subsidiary; or

  ____ (d) a person registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer; or

  ____ (e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

  ____  (e.1)   an individual formerly registered under the securities
            legislation of a province, territory or other permissible jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

  ____ (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada; or

  ____ (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de l'ile de Montreal or an intermunicipal management board in Quebec; or

  ____ (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

  ____ (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

  ____ (j) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

            (Note: if an individual qualifies as an accredited investor under this category (j), such individual must complete, sign and deliver a Risk Acknowledgement Form set out in Appendix B.)


  ____  (j.1)   an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000; or

  ____ (k) an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

            (Note: if an individual qualifies as an accredited investor under this category (k), such individual must complete, sign and deliver a Risk Acknowledgement Form set out in Appendix B.)

            (Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under paragraph (t) below, which must be initialled.)

  ____ (l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

            (Note: if an individual qualifies as an accredited investor under this category (l), such individual must complete, sign and deliver a Risk Acknowledgement Form set out in Appendix B.)

  ____ (m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

  ____ (n) an investment fund that distributes or has distributed its securities only to

            (a) a person that is or was an accredited investor at the time of the distribution, or

            (b) a person that acquires or acquired securities in the
                circumstances referred to in sections 2.10 and 2.19 of National Instrument 45-106 or of Quebec Regulation 45-106, as applicable, or

            (c) a person described in paragraph (a) or (b) that acquires or acquired securities under section 2.18 of National Instrument 45-106 or of Quebec Regulation 45-106, as applicable, or

  ____ (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt; or

  ____ (p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

  ____ (q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, or

  ____ (r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

  ____ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

  ____ (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors; or

            (Note: if you are purchasing as an individual, accredited investors paragraph (k) above must be initialed rather than paragraph (t))

  ____ (u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

  ____ (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as
            (a) an accredited investor, or
            (b) an exempt purchaser in Alberta or British Columbia after
                September 14, 2005; or

  ____ (w) a trust established by an accredited investor for the benefit of the accredited investor's family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor's spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor's spouse or of that accredited investor's former spouse.



           [The remainder of this page has been left blank intentionally.]

                                 APPENDIX B
                               FORM 45-106F9
                 FORM FOR INDIVIDUAL ACCREDITED INVESTORS

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER

1.  About your investment

Type of securities:     [Instruction:  Include a short description, e.g., common
                        shares]
                        10% Convertible Debentures with Warrants

Issuer:                 NEWGIOCO GROUP, INC.

Purchased from:         [Instruction:  Indicate whether securities are purchased
                        form the issuer or a selling security holder.]
                        NEWGIOCO GROUP, INC.

SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER

2.   Risk acknowledgement

This investment is risky.  Initial that you understand that:       Your initials

Risk of loss - You could lose your entire investment of
$____________________.                                                     _____
[Instruction:  Insert the total dollar amount of the investment.]

Liquidity risk - You may not be able to sell your investment
quickly - or at all.                                                       _____

Lack of information - You may receive little or no information about
your investment                                                            _____

Lack of advice - You will not receive advice from the salesperson about whether this investment is suitable for you unless the sales person is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to
www.aretheyregistgered.ca.                                                 _____


3.   Accredited investor status                                    Your initials

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the sales person identified in section 5, can help you if you have questions about whether you meet these criteria.

* Your net income before taxes was more than $200,000 in each of the
2 most recent calendar years, and you expect it to be more than
$200,000 in the current calendar year. (You can find your net income
before taxes on your personal income tax return.)                          _____

* Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than
$300,000 in the current calendar year.                                     _____

* Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash
and securities.                                                            _____

* Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including
real estate) minus your total debt.)                                       _____

4.  Your name and signature

By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.


First and last name (please print):  ___________________________________________

Signature: _____________________________________    Date: ______________________

SECTION 5 TO BE COMPLETED BY THE SALESPERSON

5.   Salesperson information

[Instruction: The sales person is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print):

                                     ___________________________________________

Telephone:  ________________________    Email: _________________________________

Name of firm (if registered): __________________________________________________

SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER

6.   For more information about this investment

For investment in a non-investment fund

[Insert name of issuer/selling security holder] NEWGIOCO GROUP, INC.
[Insert address of issuer/
selling security holder]                        Suite 701, 130 Adelaide St. W.,
                                                Toronto, Ontario M5H 2K5
[Insert contact person name, if applicable]     Mike Ciavarella
[Insert telephone number]                       *******
[Insert email address]                          ceo@newgiocogroup.com
[Insert website address, if applicable]

For investment in an investment fund

[Insert name of investment fund]
[Insert name of investment fund manager]
[Insert address of investment fund manager]
[Insert telephone number of investment fund manager]
[Insert email address of investment fund manager]
[If investment is purchased from a selling security holder, also insert the name, address, telephone number and email address of selling security holder here]

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1. This form does not mandate the use of a specific font size or style but the font must be legible.

2. The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3. The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.



































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